DRAFT
                                                                         8/26/97

                            STOCK PURCHASE AGREEMENT

                                  By and Among

                              BARCLAY PARTNERS, LLC
                                       and
                          REDSTONE CAPITAL CORPORATION,
                                   Purchasers

                                       and

                               CHARLES P. SIEBERT
                                     Seller

                                       and

                            CPS TRAILER COMPANY, INC.
                                       and
                              CPS ENTERPRISES, INC.
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                                TABLE OF CONTENTS

      1.    DEFINITIONS......................................................1
            1.1   Affiliate..................................................1
            1.2   Ancillary Documents........................................1
            1.3   Assets1
            1.4   Code  .....................................................3
            1.5   Commitments................................................3

      2.    SALE OF STOCK....................................................3
            2.1   Purchase and Sale of Stock.................................3
            2.2   Delivery of Possession and Instruments of Transfer.........3

      3.    CONSIDERATION....................................................4
            3.1   Cash Consideration.........................................4
            3.2   Deposit....................................................4
            3.3   Payment at Closing.........................................4
            3.4   Other Consideration........................................4
                  (a)   Employment Agreements................................4
                  (b)   Earnout..............................................4
                  (c)   Bonus Earnout........................................5
                  (d)   Stock................................................5
                  (e)   Bonus to Pay Taxes...................................5
            3.5   Allocation of Consideration for Tax Purposes...............5

      4.    CLOSING     .....................................................5
            Closing and Closing Date.........................................5

      5.    REPRESENTATIONS AND WARRANTIES OF THE
            SHAREHOLDER AND CPS..............................................6
            5.1   Organization, Good Standing, Power, Etc....................6
            5.2   Capital Stock..............................................6
            5.3   Articles of Incorporation and By-Laws......................7
            5.4   Subsidiaries, Divisions and Affiliates.....................7
            5.5   Equity Investments.........................................7
            5.6   Authorization of Agreement.................................7
            5.7   Effect of Agreement........................................7
            5.8   Restrictions...............................................8
            5.9   Governmental and Other Consents............................8
            5.10  Financial Statements.......................................8
            5.11  Absence of Certain Changes or Events.......................8


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

            5.12  Title to Assets; Absence of Liens and Encumbrances.........9
            5.13  Equipment..................................................9
            5.14  Insurance.................................................10
            5.15  Agreements, Arrangements, Etc.............................10
            5.16  Patents, Trademarks, Copyrights, Etc......................13
            5.17  Permits, Licenses, Etc....................................13
            5.18  Compliance with Applicable Laws...........................13
            5.19  Litigation................................................14
            5.20  No Interest in Competitors................................14
            5.21  Customers, Suppliers, Distributors and Agents.............14
            5.22  Books and Records.........................................15
            5.23  Employee Benefit Plan.....................................15
            5.24  Powers of Attorney........................................16
            5.25  Sufficiency of Assets and Commitments.....................16
            5.26  Labor Disputes, Unfair Labor Practices....................16
            5.27  Past Due Obligations......................................16
            5.28  Environmental Matters.....................................17
            5.29  Tax and Other Returns and Reports.........................18
            5.30  Certain Tax Definitions...................................18
            5.31  Recent Dividends and Other Distributions..................19
            5.32  Inventory.................................................19
            5.33  Purchase and Sale Obligations.............................19
            5.34  Other Information.........................................19
            5.35  Accounts Receivable and Accounts Payable..................19
            5.36  Knowledge of CPS and the Shareholder......................20
            5.37  Deductible Amount.........................................20

      6.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................20
            6.1   Organization..............................................20
            6.2   Authorization of Agreement................................20
            6.3   Effect of Agreement.......................................20
            6.4   Litigation................................................21

      7.    PRE-CLOSING COVENANTS OF THE SHAREHOLDER........................21
            7.1   Conduct of Business Until Closing Date....................21
            7.2   Approvals, Consents and Further Assurances................22
            7.3   Access to Properties, Records, Suppliers, Agents, Etc.....22
            7.4   Advice of Changes.........................................23
            7.5   Conduct...................................................23
            7.6   Employee Benefit Plans....................................23
            7.7   Satisfaction of Conditions by Shareholder.................23


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

      8.    PRE-CLOSING COVENANTS OF PURCHASER..............................23
            Satisfaction of Conditions by Purchaser.........................23

      9.    POST-CLOSING COVENANTS..........................................24
            Further Assurances..............................................24

      10.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
            PURCHASER.......................................................24
            10.1  Accuracy of Representations and Warranties................24
            10.2  Performance of Agreements.................................24
            10.3  Litigation, Etc...........................................24
            10.4  Approvals and Consents....................................25
            10.5  Shareholder's Certificate.................................25
            10.6  Officer's Certificate.....................................25
            10.7  Good Standing Certificates................................25
            10.8  No Material Adverse Change................................26
            10.9  Actions, Proceedings, Etc.................................26
            10.10 Opinion of Counsel to CPS.................................26
            10.11 Licenses, Permits, Consents, Etc..........................26
            10.12 Documentation of Rights...................................26

      11.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
            SHAREHOLDER.....................................................26
            11.1  Accuracy of Representations and Warranties................26
            11.2  Performance of Agreements.................................26
            11.3  No Injunction.............................................26
            11.4  Opinion of Counsel to Purchaser...........................27

      12.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION.................................................27
            12.1  Survival..................................................27
            12.2  Indemnification by the Shareholder........................27
            12.3  Indemnification by Purchaser..............................27
            12.4  Right to Defend...........................................28
            12.5  Subrogation...............................................28

      13.   MISCELLANEOUS...................................................28
            13.1  Expenses..................................................28
            13.2  Termination of Agreement..................................28
            13.3  Waivers...................................................29
            13.4  Binding Effect; Benefits..................................29

            13.5  Assignment................................................29
            13.6  Notices...................................................29
            13.7  Entire Agreement..........................................30
            13.8  Headings; Certain Terms...................................31
            13.9  Counterparts..............................................31
            13.10 Governing Law.............................................31
            13.11 Severability..............................................31
            13.12 Amendments................................................31
            13.13 Transaction Taxes.........................................31
            13.14 Section References........................................31
            13.15 Brokers and Finders.......................................31

                                 EXHIBIT INDEX

       1. Exhibit 1.3(b)    Inventory
       2. Exhibit 1.3(c)    Equipment
       3. Exhibit 1.3(d)    Rights (Patents, Trademarks, Copyrights, etc.)
       4. Exhibit 1.3(h)    Real Property (owned or leased) (included or
                            excluded)
       5. Exhibit 1.3(j)    Excluded Assets
       6. Exhibit 3.4(b)    Charles P. Siebert and Judy Siebert Employment
                            Agreements
       7. Exhibit 3.5       Allocation of Consideration
       8. Exhibit 4.l       Form of Closing Memorandum
       9. Exhibit 5.1       Good Standing Certificates - CPS
      10. Exhibit 5.2       Outstanding Offers, Options, Warrants, Securities,
                            Etc.
      11. Exhibit 5.3       Articles of Incorporation and By-laws of CPS
      12. Exhibit 5.4       Subsidiaries, Divisions and Affiliates of CPS
      13. Exhibit 5.5       Equity Investments
      14. Exhibit 5.8       Restrictions
      15. Exhibit 5.9       Governmental and Other Consents
      16. Exhibit 5.10      Financial Statements of CPS
      17. Exhibit 5.11      Material Adverse Changes
      18. Exhibit 5.12      Notices, Liens and Encumbrances of CPS
      19. Exhibit 5.14      Insurance Policies
      20. Exhibit 5.15      Commitments
      21. Exhibit 5.16      Patents, Trademarks, Copyrights
      22. Exhibit 5.17      Permits, Licenses, Etc.
      23. Exhibit 5.19      Material Litigation
      24. Exhibit 5.20      5% Interest Ownership Table
      25. Exhibit 5.21(a)   Customers, Suppliers, Distributions and Agents
      26. Exhibit 5.21(b)   20 Largest Purchasers and Providers
      27. Exhibit 5.23      Employee Benefit Plans
      28. Exhibit 5.24      Powers of Attorney
      29. Exhibit 5.25      Sufficiency of Assets & Commitments
      30. Exhibit 5.26      Material Labor Disputes
      31. Exhibit 5.27      Past Due Obligations
      32. Exhibit 5.28      Environmental Matters
      33. Exhibit 5.29(a)   Tax Examination Dates
      34. Exhibit 5.29(b)   Examinations of Tax Returns by Governmental
                            Agency
      35. Exhibit 5.29(c)   Proposal by Governmental Entity of Deficiency,
                            Assessment or Claim of Taxes
      36. Exhibit 5.32(a)   Inventory


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

      37. Exhibit 5.32(b)   Non-useable Inventory
      38. Exhibit 5.35      Accounts Receivable and Accounts Payable
      39. Exhibit 10.10     Opinion of Counsel to CPS
      41. Exhibit 11.4      Opinion of Counsel to Redstone/Barclay

                           STOCK PURCHASE AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered into as of this _____ day of ___________, 1997, by and among Barclay Partners, LLC ("Barclay"), a Nevada limited liability company, and Redstone Capital Corporation, a Texas corporation having an office at 375 Park Avenue, Suite 2805, New York, New York 10152 ("Redstone") (Redstone and Barclay collectively "Purchaser") or their assignees under Section 13.5 of this Agreement, Charles P. Siebert (the "Shareholder"), CPS Trailer Company, Inc. and CPS Enterprises, Inc. of 500 Rosati Street, Oran, Missouri 63771 (CPS Trailer Company, Inc. and CPS Enterprises, Inc. collectively "CPS").

                                    RECITALS:

      WHEREAS, the Shareholder is the record and beneficial owner of _________ shares of common stock of CPS Trailer Company, Inc. and ________ shares of common stock of CPS Enterprises, Inc., which is 100% of the issued and outstanding capital stock of both companies respectively (collectively the "Common Stock");

      WHEREAS, Purchaser desires to purchase from Shareholder, and Shareholder desire to sell to Purchaser, the Common Stock on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. DEFINITIONS

      1.1 "Affiliate". As used in this Agreement, the term "Affiliate" shall mean, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

      1.2 "Ancillary Documents" shall have the meaning set forth in Section 9 hereof.

      1.3 "Assets". As used in this Agreement, the term "Assets" shall mean the assets of CPS (as of the Closing) as follows:

      (a) the business of CPS as a going concern, the goodwill pertaining thereto and all of CPS's right, title and interest in and to the names "CPS Trailer Company, Inc.", and all other names used by CPS, as well as all logos relating thereto;

      (b) all items of inventory owned by CPS including, without limitation, all raw materials, work-in-progress and finished products of CPS (all of which are collectively referred to hereinafter as "Inventory"), as set forth in
      Exhibit 1.3(b); all vehicles, machinery, equipment (including equipment which has previously been fully depreciated by CPS and all equipment loaned to customers), furniture, fixtures and non-inventory supplies of CPS (including containers, packaging and shipping material, tools and spare parts and other similar tangible personal property owned by CPS, which are listed on Exhibit 1.3(c), all of which are collectively referred to hereinafter as the "Equipment");

      (c) all of CPS' right, title and interest in and to the United States and foreign rights of CPS currently owned or used by CPS (and the rights proposed to be used) which are set forth on Exhibit 1.3(d), in the conduct of the business of CPS, with respect to copyrights, licenses, patents, trademarks, trademark rights, tradenames, service marks, service right marks, trade secrets, shop rights, know-how, technical information, techniques, discoveries, designs, proprietary rights and non-public information and registrations, reissues and extensions thereof and applications and licenses therefor, including the items listed on Exhibit 1.3(d) (all of such rights being collectively referred to hereinafter as the "Rights");

      (d) all books and records of CPS including all in-house mailing lists, other customer and supplier lists, trade correspondence, production and purchase records, promotional literature, data storage tapes and computer disks, computer software, order forms, accounts payable records (including invoices, correspondence and all related documents), accounts receivable ledger from December 31, 1995 through the Closing Date, all documents relating to uncollected invoices, and all shipping records from January 1, 1996 through the Closing Date;

      (e) all contracts, agreements and orders for goods; all corporate opportunities under discussion and related to the business of CPS, including any documentation related thereto;

      (f) all trade receivables of CPS and all advance payments, prepaid items, rights to offset and credits of all kinds of CPS;

      (g) all real property owned or leased by CPS together with all fixtures attached thereto, except for property excluded, as set forth in Exhibit 1.3(h) (the "Real Property");


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

      (h) all real property and all tangible personal property owned by CPS which is not specifically included in, or specifically excluded by, the foregoing subsections (a) through (j);

      (i) all plans, contracts, financing commitments and other rights with respect to the land and new plant under construction next to the existing facility in Oran, Missouri;

      (j) all options to purchase real property adjacent to the CPS facility in Oran, Missouri; and

      (k) all other assets of CPS, except as specifically excluded on Exhibit 1 .3(j) "Excluded Assets"). Mr. Charles Siebert's personal tractor shall be excluded from the sale.

      1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, and/or superseded.

      1.5 "Commitments" shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or where they are verbal, written summaries of the materials terms thereof), fixed or contingent, required to be disclosed on Exhibit 5.15.

      2. SALE OF STOCK

      2.1 Purchase and Sale of Stock. In exchange for the consideration specified herein, and upon and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and acquire from the Shareholder, and the Shareholder agrees to sell, assign, transfer, convey and deliver to Purchaser or its assignee under Section 13.5 at the Closing, all rights, title and interest in and to the Common Stock.

      2.2 Delivery of Possession and Instruments of Transfer. At the Closing, the Shareholder shall deliver to Purchaser possession of all of the certificates representing the shares of Common Stock, duly endorsed in blank or accompanied by duly executed stock powers with signatures guaranteed, and such other instruments of transfer requested by and satisfactory to Purchaser and its counsel for the consummation of the transactions contemplated under this Agreement and as are necessary to vest in Purchaser all of Shareholder' rights, title and interest in and to the Common Stock, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction, other than restrictions imposed by federal or applicable state securities laws.

      3. CONSIDERATION

      3.1 Cash Consideration. The cash consideration to be paid by Purchaser in consideration for its purchase of the Common Stock and the other rights provided herein shall be the sum of $6,000,000, payable as per paragraph 3.3 hereof.

      3.2 Deposit. A deposit in the amount of $120,000, to be held in escrow in an interest bearing account by Seller's attorney or broker, shall be paid by Purchaser upon execution hereof. Should Purchaser default in its obligation to close and should Shareholder be in all respects ready to close and, along with CPS, in full compliance with this Agreement, the Shareholder shall be entitled to retain the deposit with all interest thereon as liquidated damages, and neither party shall have any further obligation to the others.

      3.3 Payment at Closing. The down payment shall be released to the Shareholder and an additional $5,880,000 in cash shall be payable at the Closing in clearing house funds, provided good and marketable title to the Common Stock is delivered, free and clear of any lien, or encumbrance as set forth in Section
2.2 hereof and provided all other terms and conditions of this Agreement have been complied with. Interest on the down payment shall be a credit to the Purchaser.

      3.4 Other Consideration. In further consideration of the sale by the Shareholder, and the purchase by Purchaser of the Common Stock, and as additional inducements to Purchaser to enter into this Agreement, the following shall be applicable:

      (a) Employment Agreements. Mr. Charles P. Siebert and Mrs. Judy Siebert shall, at the Closing, deliver executed Employment Agreements, and CPS shall execute said Employment Agreements, in the form attached hereto as
      Exhibit 3.4(b). Said Employment Agreements shall have a term of four years and shall recite, among other things, that Charles Siebert shall receive a salary of $100,000 per year as Interim President and Director of Research & Development, that Judy Siebert shall receive a salary of $65,000 per year as Vice President with bonus compensation and raises as the Board of Directors shall determine, that Charles Siebert shall receive a bonus to consist of 5% of CPS' earnings before depreciation, amortization, interest and taxes (EBITDA) during employment of Charles Siebert for each year of employment under the Employment Agreement and shall be subject to a non-competition clause with respect to any products made or contemplated to be made by CPS extending through course of employment and for one year thereafter.

      (b) Earnout. The sum of $250,000 in cash for each of the 1997, 1998, 1999 and 2000 fiscal years during which CPS earns EBITDA of at least $1,500,000, payable on April 15th of the next succeeding year, all as determined by CPS' certified public accountants.

      (c) Bonus Earnout. A cash payment on April 15, 2001 equal to the amount CPS' cumulative EBITDA for its fiscal years 1997, 1998, 1999 and 2000 exceeds $6,000,000 divided by $3,000,000 (but not more than one) multiplied by $750,000.

      (d) Stock. At the Closing, Purchaser shall cause to be allocated to the Shareholder a total of $1,000,000 worth of shares of Standard Automotive Corporation, valued at the average closing price of said shares on the immediate ten trading days prior to the Closing. Said shares shall contain no restrictions on transfer except as set forth in SEC Rule 144 or any replacement thereof. In the alternative, Purchaser shall be entitled to satisfy the requirement of this paragraph 3.4(d) by allocation in a special account of $1,000,000 in cash at the Closing. One-quarter of such amount of stock or cash, as the case may be, shall be released to the Shareholder at the end of each fiscal year of CPS, commencing with the 1997 fiscal year, that CPS earns EBITDA of at least $1,500,000; however, any unearned stock or cash shall be returned to the treasury of Standard Automotive Corporation or to Purchasers, as the case may be, on the date five years after the Closing Date.

      (e) Bonus to Pay Taxes. To the extent Shareholder has unpaid tax liabilities as of the Closing Date due to the allocation of Subchapter S income from CPS, he shall be entitled to a bonus in cash from CPS in such amount, payable as soon as a post closing audit is completed to determine such amount.

      3.5 Allocation of Consideration for Tax Purposes. The parties agree to allocate the consideration paid pursuant to this Agreement in the manner and in accordance with the values specified in Exhibit 3.5 for tax purposes. None of the parties shall, at any time hereafter, in any tax or information return filed with any state or federal agency or in any audit, other tax proceeding or otherwise, take a position which is contrary to such allocation.

      4. CLOSING

      Closing and Closing Date. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of ___________________________ at 10:00 A.M. (local time), November 15, 1997, or at such later date, place or time as the parties shall otherwise mutually agree upon (the date of the Closing being referred to herein as the "Closing Date"). All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated. The actions and documents necessary for the consummation of transactions contemplated by this Agreement shall be set forth in the Closing Memorandum attached hereto as Exhibit 4.1.

      5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND CPS

      As an inducement to Purchaser to enter into this Agreement and perform its obligations hereunder, the Shareholder and CPS, jointly and severally, hereby represent and warrant to Purchaser as follows, each of which representation and warranty is material and is being relied upon by Purchaser, and each of which is true as of the date hereof and shall be true as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

      5.1 Organization, Good Standing, Power, Etc. CPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. CPS is authorized or licensed to do business as a foreign corporation and is in good standing in each jurisdiction (set forth in Exhibit 5.1) in which the character and location of its Assets or the nature of the business transacted by CPS makes such qualification necessary. CPS has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) to own or lease and operate its properties and assets, and carry on its business as it is presently being conducted.

      5.2 Capital Stock.

      (a) CPS Trailer Company, Inc. has authorized capital stock consisting of _________________ (________) shares of common stock, $___________ par value, of which ___________ (________) shares are issued and outstanding, and all of which are duly authorized, validly issued, fully paid, non assessable, free of preemptive rights, and were issued in compliance with all federal and applicable state securities laws.

      (b) CPS Enterprises, Inc. has authorized capital stock consisting of _________________ (________) shares of common stock, $___________ par value, of which ___________ (________) shares are issued and outstanding, and all of which are duly authorized, validly issued, fully paid, non assessable, free of preemptive rights, and were issued in compliance with all federal and applicable state securities laws.

      (c) Except as set forth in Exhibit 5.2 hereof, there are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any shares of capital stock of CPS or any other securities (as such term is defined in the Securities Act of 1933, as amended). Except as set forth in Exhibit 5.2, there are no equity securities of the Company that are reserved for issuance or are outstanding.

      (d) The Common Stock is owned by the Shareholder free and clear of all liens, charges, encumbrances or claims of any kind whatsoever, except for restrictions imposed by federal or applicable state securities laws.

      5.3 Articles of Incorporation and By-Laws. Included in Exhibit 5.3 hereto are correct and complete copies of the Articles of Incorporation of CPS, as amended to date, and the By-Laws of CPS, as amended to date. Such Articles of Incorporation and By-Laws are in full force and effect.

      5.4 Subsidiaries, Divisions and Affiliates. Except as set forth on Exhibit 5.4, there are no subsidiaries, divisions or Affiliates of CPS. Except as set forth on Exhibit 5.4, the business of CPS has been conducted solely by CPS and not through any Affiliate, joint venture or other entity, person or under any other name.

      5.5 Equity Investments. Except as set forth in Exhibit 5.5, CPS does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

      5.6 Authorization of Agreement. The execution, delivery and performance of this Agreement has been, and the Ancillary Documents will be, duly and validly executed and delivered by the Shareholder of CPS. This Agreement constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

      5.7 Effect of Agreement. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder and CPS, respectively, of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which CPS or the Shareholder is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Shareholder or CPS; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to, any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the Commitments, to which CPS or the Shareholder is a party or by which any of the Assets is or may be bound or affected or from which CPS or the Shareholder derive benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business of CPS or any of the Assets.

      5.8 Restrictions. Except as set forth on Exhibit 5.8, neither CPS nor the Shareholder is a party to any contract, commitment or agreement, nor is any of them, the Common Stock or Assets subject to, or bound or affected by, any provision of the Articles of Incorporation, By-laws or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect CPS's business, the Common Stock or any of the Assets.

      5.9 Governmental and Other Consents. Except as set forth on Exhibit 5.9, no consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Shareholder of this Agreement or by CPS or the Shareholder of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

      5.10 Financial Statements. The Shareholder has delivered to Purchaser, and included in Exhibit 5.10 hereto, correct and complete copies of financial statements of CPS for the fiscal years ended December 31, 1996, 1995 and 1994, and unaudited for the period ended June 30, 1997, together with such other financial documents reasonably requested by Purchaser covering the period June 30, 1997 through the date of Closing (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of CPS, have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately present the financial position of CPS at their respective dates and the results of operations and cash flows for the respective periods covered thereby and all items that could have a material adverse effect on the willingness of a prospective purchaser to acquire CPS have been disclosed in the Financial Statements or in the Exhibits to this Agreement.

      5.11 Absence of Certain Changes or Events. Except as set forth on Exhibit
5.1 1, since December 31, 1996, CPS has not: (a) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on, CPS's financial condition, results of operations or business or the value of the Assets; (b) incurred damage to or destruction of any material Asset or material portion of the Assets, whether or not covered by insurance; (c) incurred any material obligation or liability (fixed or contingent) except (i) current trade or business obligations incurred in the ordinary course of business, none of which were entered into for grossly inadequate consideration, (ii) obligations or liabilities under the Commitments to the extent required thereby, and (iii) obligations and liabilities under this Agreement; (d) made or entered into contracts or commitments to make any capital expenditures in excess of Ten Thousand Dollars ($ 10,000.00); (e) mortgaged, pledged or subjected to lien or any other encumbrance any of the Assets; (f) sold, transferred or leased any material Asset or material portion of the Assets, or canceled or compromised any debt or material claims, except in each case, in the ordinary course of business; (g) sold, assigned, transferred or granted any rights under or with respect to any licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset including, but not limited to, the Rights; (h) amended or terminated any of the contracts, agreements, leases or arrangements which otherwise would have been set forth on
Exhibit 5.15 hereto; (i) waived or released any other rights of material value; or (i) entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect the Assets or the business of CPS.

      5.12 Title to Assets; Absence of Liens and Encumbrances. Except as set forth on Exhibit 5.12, (a) CPS has good title to, and owns outright, the Assets, which include substantially all of CPS's assets reflected in the Financial Statements (except (i) as sold, used or otherwise disposed of in the ordinary course of business, and (ii) as disclosed in the Financial Statements), free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer or other defects as to title; and (b) immediately following the Closing, CPS will have good and marketable title to all Assets, free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer, or other defects of any nature. The leases and other agreements or instruments under which CPS holds, leases or is entitled to the use of any real or personal property included in the Assets are in full force and effect and all rentals, royalties or other payments accruing thereunder prior to the date hereof have been duly paid. CPS enjoys peaceable and undisturbed possession under all such leases, and the change in ownership of the Assets will not adversely affect such leases, other agreements and instruments. All Assets are in conformance with all applicable zoning and other laws, ordinances, rules and regulations; and no notice of violation of any law, ordinance, rule or regulation thereunder has been received by the Shareholder or CPS.

      5.13 Equipment. Set forth on Exhibit 1.3(c) is a correct and complete list as of December 31, 1996 of all of the Equipment (in excess of a fair market value of $3,000.00) (as defined in Section 1.3(c)), indicating for each piece of Equipment whether it is owned or leased and setting forth where it is located. None of the Equipment has been disposed of since June 30, 1997. Except as noted on Exhibit 1.3(c), all of the Equipment (a) is in good working condition, with no material defects, and generally has been suitable to CPS for the uses for which it was designed or has been employed by CPS, and (b) conforms in all material respects with any laws, ordinances, regulations, orders or other similar governmental requirements relating to its use, as the same are currently in effect.

      5.14 Insurance. There are no outstanding or unsatisfied written requirements or verbal recommendations imposed or made by any of CPS's current insurance companies with respect to current policies covering any of the Assets, or by any governmental authority requiring or recommending, with respect to any of the Assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the Assets. CPS carries, and (with respect to any period for which a claim against CPS may still arise) has always carried product liability insurance, worker's compensation insurance in reasonable amounts, and other insurance which is reasonably necessary to the conduct of the CPS's business. On Exhibit 5.14 is set forth a correct and complete list of (a) all currently effective insurance policies and bonds covering the Assets or the business of CPS, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (b) for the five-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or to the Assets or relating to the business or products of CPS which in the aggregate are in excess or Ten Thousand Dollars ($ 10,000.00), and (ii) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto which in the aggregate are in excess of Ten Thousand Dollars ($ 10,000.00). Except as set forth on Exhibit 5.14, as of the date hereof there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid. There are no pending or threatened terminations or premiums increases with respect to any of such policies or bonds and there is no condition or circumstance applicable to the business of CPS, other than the sale of the Common Stock pursuant to this Agreement, which may result in such termination or increase. CPS and the Assets are in compliance with all conditions contained in such policies or bonds, except for noncompliance which, individually or in the aggregate, would not have a material adverse affect on the business of CPS or the Assets.

      5.15 Agreements, Arrangements, Etc.

      5.15.1 Except as set forth on Exhibit 5.15.1 (a)-(t), CPS is not a party to, nor are CPS or any of the Assets bound by any:

      (a) lease agreement (whether as lessor or lessee) of the Assets;

      (b) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

      (c) employment or other contract or agreement with an employee or independent contractor which (i) may not be terminated without liability to CPS upon notice to the employee or independent contractor of not more than 30 days, or (ii) provides payments (contingent or otherwise) of more than $30,000 per year (including all salary, bonuses and commissions);

      (d) agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing Assets or other goods to CPS;

      (e) non-competition, secrecy or confidentiality agreements;

      (f) agreement or other arrangement for the sale of goods or services by CPS to any third party (including the government or any other governmental authority);

      (g) agreement with any labor union;

      (h) policy of insurance (including bonds) in force with respect to CPS or any of its operations, properties, assets or executive officers;

      (i) agreement, contract or order with any distributor, dealer, leasing company, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract or more than $10,000 and a term of more than six months under any such contract or order;

      (j) agreement, contract or order with any manufacturer, leasing company, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms);

      (k) agreement with any distributor or brokerage company, leasing company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of CPS's products to its customers;

      (l) joint venture or partnership agreement with any other person or entity;

      (m) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

      (n) agreement with any banks or other persons, other than its employees, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

      (o) agreement with any bank, finance company or similar organization which acquires from CPS receivables or contracts for sales on credit;

      (p) agreement granting any person a lien, security interest or mortgage on any of the Assets, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

      (q) agreement for the incurrence of any capital expenditure in excess of $10,000;

      (r) advertising, publication or printing agreement;

      (s) agreement which restricts CPS from doing business anywhere in the world;

      (t) agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

      (u) other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (a) through (t), materially affecting the Assets or CPS's business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

Correct and complete copies of all Commitments required to be shown on Exhibit
5.15 have been separately delivered to Purchaser prior to the date hereof.

      5.15.2 Each of the Commitments is valid, in full force and effect and enforceable by CPS in accordance with its terms.

      5.15.3 Except as set forth on Exhibit 5.15, CPS has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the Commitments, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the business of CPS or the Assets. Furthermore, there has not occurred any default by CPS or any event which, with the lapse of time or the election of any person other than CPS, will become a default, nor has there occurred any default by others or any event which, with the lapse of time or the election of CPS, will become a default under any of the Commitments, except for such defaults, if any, which (a) have not resulted and will not result in any material loss to or liability of CPS or any of its successors or assigns or (b) have been indicated on Exhibit 5.15, CPS is not in arrears in any material respect with respect to the performance of satisfaction of the terms or conditions to be performed or satisfied by it under any of the Commitments and no waiver or variance has been granted by any of the parties hereto.

      5.15.4 After the Closing, except as set forth on Exhibit 5.15, each of the Commitments included in the Assets does not require the consent of the other parties thereto and, with respect to any of the Commitments which do require the consent of the other parties thereto, CPS has obtained such consent and has provided or will provide Purchaser with copies thereof.

      5.16 Patents, Trademarks, Copyrights, Etc. Exhibit 1.3(d) sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each of the Rights set forth on such Exhibit and (ii) the product, service, or products or services of CPS which make use of, or are sold, licensed or made under, each such Right. All of the Rights are included in the Assets and constitute all Rights necessary for the conduct of the business of CPS, as such business is currently being conducted. Except as set forth on
Exhibit 5.16, CPS has not sold, assigned, transferred, licensed, sub-licensed or conveyed the Rights, or any of them, or any interest in the Rights, or any of them, to any person, and has the entire right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Rights necessary to the conduct of the business of CPS as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor the use thereof by CPS, the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. The conduct of the business of CPS as currently operated, and the use of the Assets does not and will not conflict with, or infringe, legally enforceable rights of third parties. Except as set forth on
Exhibit 5.16, the Rights owned by or licensed to CPS have not been used, and no use is now being made, by any entity except CPS and other entities duly licensed to use the same. Except as set forth on Exhibit 5.16, there is no infringement of any proprietary right owned or licensed by CPS.

      5.17 Permits, Licenses, Etc. There are no permits, licenses, registrations, memberships, orders or approvals of governmental or administrative authorities or required to permit CPS to carry on its business as currently conducted (other than (i) permits, licenses, registrations, trade memberships, orders or approvals which are set forth on Exhibit 5.17, all of which are in full force and effect, and (ii) other permits, licenses, orders or approvals, the failure to obtain which would not, individually or in the aggregate, have a material adverse affect on the Assets or on CPS's business).

      5.18 Compliance with Applicable Laws. The conduct by CPS of its business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any law, statute, ordinance, regulation or executive order (including, without limitation, the Federal Food, Drugs and Cosmetics Act, as amended, the Occupational Safety and Health Act, the National Environmental Policy Act and the Foreign Corrupt Practices Act and the respective regulations thereunder and similar applicable state laws and regulations) currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse affect on the Assets or CPS's business. CPS is not in default under any governmental or administrative registration, membership or license issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the financial condition, results of operations or business of CPS or the value of the Assets.

      5.19 Litigation. Except as set forth on Exhibit 5.19, there is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification) the business of CPS or any of the Assets, or the transactions contemplated by this Agreement; nor are any facts known to CPS, which it believes could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any adverse affect, individually or in the aggregate in excess of Ten Thousand Dollars ($ 10,000) upon the business of CPS, the value of the Assets or the transactions contemplated by this Agreement. CPS has not waived any statute of limitations or other affirmative defense with respect to any of its obligations. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which CPS is a party, or to which the Company is subject. Neither CPS nor the Shareholder or other current officer, director, partner or employee of CPS or any Affiliate of CPS has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the business engaged in by CPS.

      5.20 No Interest in Competitors. Set forth on Exhibit 5.20 is a list describing the extent to which CPS, the Shareholder or any other officer or director of CPS or any Affiliate of any of the foregoing, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent), or consultant to any corporation, partnership, limited partnership, joint venture, association or other entity which is a competitor, supplier or customer of CPS or has any type of business or professional relationship with CPS.

      5.21 Customers, Suppliers, Distributors and Agents. Except as set forth on
Exhibit 5.21(a), CPS has no knowledge or reason to believe that any customer, client, distributor, supplier or any other person or entity with material business dealings with CPS, will or may cease to continue such relationship with CPS, or will or may substantially reduce the extent of such relationship, at any time prior to or after the

Closing Date. Except for such common public information, CPS has no knowledge of
(1) any other existing or contemplated modification or change in the business relationship of CPS with, or (2) any existing condition or state of facts which has affected adversely, will adversely affect (in more than a minimal manner), or has a reasonable likelihood of adversely affecting the business of CPS with its customers, clients, suppliers or other persons or entities with material business dealings with CPS or which has prevented or will prevent such business from being carried on by CPS under its new ownership after the Closing in essentially the same manner as it is currently carried on. Exhibit 5.21 (b) sets forth as to CPS (a) the twenty largest (in dollar value) purchasers of its goods and/or services and (b) the twenty largest (in dollar value) providers of goods and/or services to it, in each case with respect to each of the fiscal years ended December 31, 1996 and 1995 and the six months ended June 30, 1997.

      5.22 Books and Records. The books of account and other financial and corporate records of CPS are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

      5.23 Employee Benefit Plan. Except as described in Exhibit 5.23, CPS does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans. Exhibit 5.23 sets forth a correct and complete list of each and every employee benefit plan, including each pension, profit sharing, stock bonus, bonus, deferred compensation, severance, stock option or purchase plan, or other retirement plan or arrangement, covering employees of CPS (the "Employee Benefit Plans"). For each such employee pension plan, multi-employer plan or welfare plan as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and for each Employee Benefit Plan with respect to which CPS is a "party in interest" as defined in Section 3 of ERISA, or a "disqualified person" as defined in Section 4975 of the Code, CPS has delivered to Purchaser complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto;
(ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year's Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by
Section 412 of ERISA; and (vi) the summary plan description. CPS has complied with all of the rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of CPS's employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated has since its inception been operated in accordance with its provisions and is in compliance with such rules and regulations.

Neither CPS nor any Employee Benefit Plans maintained by CPS or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in
Section 406 of ERISA or Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans, and CPS does not have any knowledge that any other person has not complied with these rules and regulations.

      5.24 Powers of Attorney. Except as set forth on Exhibit 5.24, no person has any power of attorney to act on behalf of CPS in connection with any of CPS's properties or business affairs other than such powers to so act as normally pertain to the officers of CPS .

      5.25 Sufficiency of Assets and Commitments. Except as set forth in Exhibit 5.25, the Assets and the Commitments, taken in the aggregate, are sufficient, and constitute all of the property and Rights necessary, for the continuation of the business and operations of CPS on a basis consistent with past operations.

      5.26 Labor Disputes, Unfair Labor Practices. Except as set forth on
Exhibit 5.26, CPS is not engaged in any labor practice which would have a material adverse affect on the Assets or CPS's business. There is no pending or affirmatively threatened (i) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority or (ii) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of CPS. There have been no strikes, labor disputes, slow-downs, walkouts, or work stoppages involving employees of CPS during the last five (5) years. Union representation of employees exists only as set forth on Exhibit
5.26. CPS has not received notice from any of its employees of such employee's intent to terminate his or her employment or bring any action against CPS for any reason related to the transactions contemplated by this Agreement or for any other reason.

      5.27 Past Due Obligations. Except as set forth on Exhibit 5.27, no past due obligations of CPS over $5,000 have given rise or shall give rise within 5 days after the Closing Date (except as such will be performed by CPS prior to the Closing so as to relieve Purchaser of all liability therefor) to any additional liability to Purchaser on account of their being past due.

      5.28 Environmental Matters.

      (a) Except as set forth on Exhibit 5.28, (i) CPS is in compliance with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) CPS has not transported, stored, treated or disposed, or allowed or arranged for any third parties to transport, store, treat or dispose, of any Hazardous

      Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, or had performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations nor has CPS disposed of, or allowed or arranged for any third parties to dispose of, Hazardous Substances or other waste upon property owned or leased by it in contravention of any applicable laws or regulations; (iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of real property in which CPS has (or will have after giving effect to the transactions contemplated hereby) an ownership interest or any leasehold interest in contravention of any applicable laws or regulations; (iv) CPS has not transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to the U.S. comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been placed on the National Priorities List or its Kansas equivalent;
      (v) CPS has not received notice and CPS has no knowledge of any facts which could give rise to any substantive notice, that CPS is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or notice of any other Environmental Claim;
      (vi) CPS has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity; and (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of CPS.

      (b) For the purposes of this Agreement: (i) "Environmental Claim" shall mean any written demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding which asserts that an Environmental Condition constitutes a violation of any statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or Release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance, prior to Closing Date in each case in contravention of any applicable laws or regulations;
      (ii) "Environmental Condition" shall mean the presence on any real property during the period from the date such real property was first owned, leased or used by CPS to the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any Hazardous Substance arising out of or otherwise related to the operations or other activities of CPS or of any predecessor of CPS, conducted or undertaken prior to the Closing Date, and in each case in contravention of any applicable laws or regulations; (iii) "Hazardous

      Substance" shall mean any substance defined in the manner set forth in
      Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as applicable on the Closing Date, and shall include any additional substances designated under
      Section 102(a) thereof prior to the Closing Date; and (iv) "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment in each case in contravention of any applicable laws or regulations.

      5.29 Tax and Other Returns and Reports. CPS has timely filed or will file all Tax Returns and information returns required to be filed by CPS and has paid all Taxes due for all periods ending on or before December 31, 1996. Adequate provision has been made in the books and records of CPS and in the Financial Statements referred to in Section 5.10 above, for all Taxes whether or not due and payable and whether or not disputed. Exhibit 5.29(a) lists the date or dates through which any governmental entity has examined any Tax Return of CPS. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate and in all material respects. Except as set forth in Exhibit 5.29(b), no governmental entity has, during the past three years, examined or is in the process of examining any Tax Returns of CPS. Except as set forth on Exhibit 5.29(c), no governmental entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for Taxes and there would be no basis for any such delinquency, assessment, lien or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against CPS or with respect to any Tax Return filed or to be filed by CPS.

      5.30 Certain Tax Definitions. For purposes of this Agreement, the term "Taxes" means all taxes, including without limitation all Federal, state, local, foreign and other income, franchise, sales, use, property, payroll, withholding, environmental, alternative or add- on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges of my kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment. For purposes of this Agreement, the term "Tax Return" shall mean any report, statement, return, declaration of estimated tax or other information required to be supplied by or on behalf of CPS to a taxing authority in connection with Taxes, or with respect to grants of tax exemption, including any consolidated, combined, unitary, joint or other return filed by any person that properly includes the income, deductions or other tax information concerning CPS.

      5.31 Recent Dividends and Other Distributions. There has been no dividend or other distribution of assets or securities whether consisting or money, property or any other thing of value, declared, issued or paid to or for the benefit of CPS's Shareholder subsequent to the date of the most recent Financial Statements described in Section 5.10 by CPS.

      5.32 Inventory. Except as set forth in Exhibits 5.32(a) and (b), all of the Inventory has been received within six months of June 30, 1997 and is of a quantity and quality saleable at regular prices or usable in the ordinary course of business during 1997. Exhibit 5.32(a) shall specify all Inventory that was received more than 12 months before the Closing Date, including the calendar month in which such Inventory was received, by quantity and product family.
Exhibit 5.32(b) shall specify all Inventory which is not of a quality or quantity saleable or usable in the ordinary course of business during 1997.

      5.33 Purchase and Sale Obligations. All purchase, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of CPS have been made in the usual and ordinary course of its business in accordance with normal practices. On the Closing Date, the Shareholder shall deliver to Purchaser a schedule of all such uncompleted purchase and sale orders and other commitments with respect to any of CPS's obligations as of a date not earlier than ten (10) days prior to the Closing.

      5.34 Other Information. None of the information which has been or may be furnished by CPS or the Shareholder or any of their representatives to Purchaser or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits hereto) or any Ancillary Document or any certificate or instrument delivered or to be delivered by or on behalf of CPS or the Shareholder in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

      5.35 Accounts Receivable and Accounts Payable. All of the accounts receivable of CPS are actual and bona fide accounts receivable representing obligations for the total dollar amount thereof showing on the books of CPS, and the accounts receivable are not and will not be subject to any recoupments, set-offs or counter-claims. Exhibit 5.35 sets forth a true and correct aged (30-60-90 days) list of all accounts receivable and accounts payable of CPS as of the end of the calendar month preceding the date hereof.

      5.36 Knowledge of CPS and the Shareholder. As to each representation and warranty made by the Shareholder under this Article 5, any fact or information known to CPS or notice received by CPS, shall be imputed to the Shareholder as if such fact or information were known to the Shareholder or such notice received by the Shareholder.

      5.37 Deductible Amount. To the extent Shareholder has liability for breach of any representations under this Article 5, he shall receive a credit of up to $100,000. However, no credit shall be applicable to liability under paragraphs
5.29 and 5.30 hereof.

      6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to CPS as follows, each of which representation and warranty shall be true as of the Closing Date:

      6.1 Organization. Barclay is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Redstone Capital Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

      6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby have been duly and effectively authorized by Purchaser's Managers. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

      6.3 Effect of Agreement. The execution, delivery and performance of this Agreement by Purchaser and consummation by Purchaser of the transactions contemplated hereby will not, with or without the giving or notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Purchaser is subject; (b) violate any judgment, order, writ or decree of any court applicable to Purchaser; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the organizational documents of Purchaser or any commitment, contract or other agreement on instrument to which Purchaser is a party.

      6.4 Litigation. To the best knowledge of Purchaser, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

      7. PRE-CLOSING COVENANTS OF THE Shareholder

      The Shareholder hereby covenant and agree with Purchaser that the Shareholder and CPS shall do, or cause to be done, the following, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be:

      7.1 Conduct of Business Until Closing Date. Except as permitted or required hereby or as Purchaser may otherwise consent in writing, the Shareholder shall cause CPS to:

      7.1.1 operate the business of CPS only in the usual, regular and ordinary manner, and use their best efforts to (a) preserve the present business organization of CPS intact, (b) keep available the services of the present employees of CPS, and (c) preserve the current business relationships of CPS with customers, clients, suppliers, distributors and others having business dealings with it;

      7.1.2 bear the risk of loss or damage to the Assets on and prior to the Closing Date where such risk of loss is not the legal obligation of another, and maintain all properties necessary for the conduct of the business of CPS, whether owned or leased;

      7.1.3 maintain the books, records and accounts of CPS in the usual, regular and ordinary manner, on the basis consistent with prior periods;

      7.1.4 duly comply with all laws, rules and regulations applicable to CPS and to the conduct of its business;

      7.1.5 perform all of the obligations of CPS without default, unless such default is of no significance to CPS and could have no adverse impact on CPS, its Assets or business;

      7.1.6 neither (a) amend CPS's Articles of Incorporation or By-Laws; (b) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity; nor (c) change the character of the business of CPS;

      7.1.7 neither (a) encumber, mortgage, or voluntarily subject to lien any of the existing Assets or the Common Stock; (b) transfer, sell, lease, license or otherwise dispose of any of, or any part of, the Assets (other than in the ordinary course of business); (c) convey, transfer or acquire any material Asset or property to, for or on behalf of CPS other than in the ordinary course of business; (d) enter into any arrangement, agreement or undertaking, with respect to any of the employees relating to the payment of bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any such employee; nor (e) incur any material fixed or contingent obligation or enter into any agreement, commitment, contract or other transaction or arrangement relating to the business of CPS or the Assets;

      7.1.8 not make any distributions or dividends of Assets or securities, nor any changes to the capital structure of CPS; not agree to make or make any sales of its securities including the issuance of any additional capital stock or rights or options or contracts to acquire, or instruments convertible into, common stock; however, CPS shall be entitled to make the bonus distributions referred to in paragraph 3.4(e) hereof and further to distribute to Shareholder sufficient cash to enable Shareholder to pay their federal and state income taxes attributable to the Subchapter S income allocated to them from January 1, 1997 through the Closing Date;

      7.1.9 neither modify, change or terminate any of its material obligations other than in the ordinary course of business, nor grant any power of attorney with respect to the business of CPS or the Assets to any party except Purchaser; and

      7.1.10 anything in this Section 7.1 notwithstanding, Shareholder shall have the right in their discretion to make all decisions and expenditures regarding the new plant and equipment therefor required to keep that project on schedule.

      7.2 Approvals, Consents and Further Assurances. The Shareholder shall use and shall cause CPS to use its best efforts to obtain in writing as promptly as possible all approvals, consents and waivers required in order to effectuate the transactions contemplated hereby, and shall deliver to Purchaser copies, reasonably satisfactory in form and substance to counsel to Purchaser, of such approvals and consents. The Shareholder shall also use their best efforts to assure that the other conditions set forth in Article 10 hereof are satisfied by the Closing Date.

      7.3 Access to Properties, Records, Suppliers, Agents, Etc. The Shareholder shall cause CPS to give to Purchaser and to Purchaser's counsel, financiers, accountants and other representatives access to and copies of such of CPS's properties, personnel, books, tax returns, contracts, commitments and records as relate to the Assets, suppliers, agents, distributors, etc. or other aspects of the business of CPS; and shall furnish to Purchaser and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of CPS, if so requested) and financial and other information concerning such business, Assets, suppliers, agents, etc. as Purchaser or its representatives may from time to time request.

      7.4 Advice of Changes. If the Shareholder becomes aware of any fact or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the business, Assets or Common Stock of CPS, Shareholder shall promptly advise Purchaser in writing thereof.

      7.5 Conduct. Except as permitted or required hereby or as Purchaser may otherwise consent in writing, neither CPS nor the Shareholder shall enter into any transaction or take any action which would result in any of the representations and warranties of CPS or the Shareholder contained in this Agreement or in any Ancillary Document not being true and correct as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

      7.6 Employee Benefit Plans. Except for payment of CPS's current obligations, CPS shall not incur any additional obligations or liabilities, including (i) all liabilities for all claims incurred, whether or not reported, on or before the Closing Date under all "employee welfare benefit plans," within the meaning of Section 3(1) of ERISA, (ii) all liabilities or obligations for vacations or sick leave or retiree, medical or life benefits to employees or former employees of CPS, and (iii) all liabilities of CPS for all benefits accrued under any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA under each Employee Benefit Plan.

      7.7 Satisfaction of Conditions by Shareholder. The Shareholder hereby covenants and agrees with Purchaser that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, they shall use their best efforts to assure that the conditions set forth in
Article 10 hereof are satisfied by the Closing Date.

      8. PRE-CLOSING COVENANTS OF PURCHASER

      Satisfaction of Conditions by Purchaser. Purchaser hereby covenants and agrees with CPS that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, Purchaser shall cause the conditions set forth in Article 11 hereof to be satisfied by the Closing Date.

      9. POST-CLOSING COVENANTS

      Further Assurances. After the Closing hereunder, the Shareholder, at the request of Purchaser, shall execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents (together with the instruments referred to in Section 1.3, referred to herein collectively as the "Ancillary Documents") and take such other action as Purchaser may reasonably request (a) to transfer to and fully vest in Purchaser, and protect Purchaser's right, title and interest in and to all of CPS's right, title and interest in and to the Assets, and (b) otherwise to consummate the transactions contemplated by this Agreement.

      10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

      The obligations of Purchaser pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by Purchaser in its sole discretion:

      10.1 Accuracy of Representations and Warranties. All representations and warranties made by the Shareholder (contained in this Agreement, any Exhibit or Schedule hereto, or any certificate or instrument delivered to Purchaser or its representatives by the Shareholder or their representatives) shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to representations that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby.

      10.2 Performance of Agreements. The Shareholder and CPS shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

      10.3 Litigation, Etc.

      10.3.1 Except as set forth on Exhibit 5.19, no claim, action, suit, proceeding, arbitration, investigation or hearing or note of hearing shall be pending or threatened against or affecting the Shareholder or CPS or any of the Assets, which (a) might result either in an action or enjoin or prevent the consummation of the transactions contemplated by this Agreement; (b) would materially adversely affect the business of CPS or the ability of Purchaser to consummate the transactions contemplated by this Agreement or to own the Common Stock or to operate the business of CPS.

      10.3.2 CPS shall not be in violation of any law, statute, ordinance, rule, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect the Assets or the business of CPS; or which would individually or in the aggregate, materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to own the Common Stock or to operate the business of CPS.

      10.3.3 No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to own the Common Stock or to operate any such business.

      10.4 Approvals and Consents. CPS shall have obtained, and Purchaser shall have received copies of, all of the approvals and consents referred to in
Section 7.2, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to Purchaser and its counsel.

      10.5 Shareholder's Certificate. Purchaser shall have received an accurate certificate of the Shareholder, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel, certifying (a) as to the fulfillment of the matters specified in Sections 10.1 through 10.3, and (b) any changes that Purchaser is required to be notified of pursuant to Section 7.4, or that previously had not been disclosed to Purchaser.

      10.6 Officer's Certificate. Purchaser shall have received an accurate certificate, dated the Closing Date, of Charles Siebert, President of CPS, dated as of the Closing Date, stating, among other things, that he is not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor is he aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, Assets, liabilities, management or prospects of CPS.

      10.7 Good Standing Certificates. Purchaser shall have received (a) a certificate of the office of the Secretary of State of Missouri, dated within 30 days before the Closing Date, certifying that the records of such state regarding both CPS Trailer Company, Inc. and CPS Enterprises, Inc. incorporated in such state reflect neither a certificate of dissolution, a court order declaring dissolution, a merger or consolidation which terminated its existence, nor suspension of its corporate powers, rights and privileges, and that in accordance with the records of such state, such corporation is authorized to exercise all of its corporate powers, rights and privileges in such state and
(b) a telegram or other document from one or more appropriate officials of the State of Missouri or an affidavit of counsel with respect to telephone conversations with such officials, dated within two days before the Closing Date, to the same effect.

      10.8 No Material Adverse Change. There shall have been no material adverse changes in the financial condition, business, operations, assets, liabilities, management or prospects of CPS.

      10.9 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed.

      10.10 Opinion of Counsel to CPS. Purchaser shall have received an opinion of ___________________________________, counsel to CPS, addressed to Purchaser, dated the Closing Date, to the effect set forth in, and substantially in the form, of Exhibit 10.10.

      10.11 Licenses, Permits, Consents, Etc. Purchaser shall have received evidence, in form and substance reasonably satisfactory to counsel for Purchaser, that such licenses, permits, consents, approvals, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of CPS have been obtained.

      10.12 Documentation of Rights. CPS shall have delivered to Purchaser true and complete copies of all of the documentation held by CPS relating to each of the Rights.

      11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SHAREHOLDER

      The obligations of the Shareholder under this Agreement are subject to the satisfaction at the Closing of each of the following conditions.

      11.1 Accuracy of Representations and Warranties. All representations and warranties by Purchaser in this Agreement shall be true as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

      11.2 Performance of Agreements. Purchaser shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

      11.3 No Injunction. No third party injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated hereby.

      11.4 Opinion of Counsel to Purchaser. The Shareholder shall have received an opinion of counsel to Purchaser, addressed to the Shareholder, dated as of the Closing Date, to the effect set forth in, and substantially in the form, of
Exhibit 11.4.

      12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      12.1 Survival. The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of two
(2) years after the Closing Date and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any claim, written notice of which shall have been delivered to Purchaser, the Shareholder or CPS, as the case may be, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, with respect to taxes, the period shall be the applicable statute of limitations, and with respect to customer claims, the period shall be five (5) years.

      12.2 Indemnification by the Shareholder. The Shareholder hereby covenant and agree with Purchaser that, regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have and, regardless of the Closing hereunder, the Shareholder shall indemnify Purchaser and CPS and its respective directors, officers, employees and Affiliates of Purchaser, and each of their successors and assigns (individually, a "Purchaser Indemnified Party"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant or obligation by the Shareholder made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith).

      12.3 Indemnification by Purchaser. Subject to the limitations set forth in
Section 12.1, Purchaser hereby covenants and agrees with the Shareholder that Purchaser shall indemnify the Shareholder and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting from any misrepresentation, breach of warranty or the nonfulfillment of any agreement, covenant or obligation by Purchaser made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith).

      12.4 Right to Defend. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a Purchaser Indemnified Party or Shareholder (referred to hereinafter as an "Indemnified Party"), the indemnifying parties shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interest of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying parties and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying parties has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying parties pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article 12, for all costs and expense incurred by it in connection therewith.

      12.5 Subrogation. If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the indemnifying party at no expense to the Indemnified Party in enforcing such rights.

      13. MISCELLANEOUS

      13.1 Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Shareholder and Purchaser shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

      13.2 Termination of Agreement. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time, but not later than the Closing Date by the mutual consent of the parties. In the event of the termination of this Agreement, no party shall have any liability hereunder, including any liability for damages. In the event that a condition precedent to a party's obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive such condition precedent and proceed with the Closing.

      13.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

      13.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

      13.5 Assignment. Without limitation, and without the consent, prior, written or otherwise, of CPS, this Agreement and all of the rights and obligations hereunder may be assigned by Purchaser to any entity owned or controlled by, or affiliated with it. Immediately upon such assignment, Purchaser shall be released from any obligation, of any kind or nature, under this Agreement.

      13.6 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by facsimile or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

      If to Purchaser, to:

      Mr. Steven Merker
      Barclay Partners, LLC
      c/o Loeb, Block & Partners LLP
      505 Park Avenue
      New York, New York 10022

      and

      Mr. Andrew A. Levy
      Redstone Capital Corporation
      375 Park Avenue
      Suite 2805
      New York, New York  10152

      If to the Shareholder or CPS, to:

      Mr. Charles P. Siebert
      Chief Executive Officer
      CPS Trailer Company, Inc.
      500 Rosati Street
      Oran, Missouri  63771

      With a copy to:








      13.7 Entire Agreement. This Agreement (including the Exhibits hereto) and the Ancillary Documents constitute the entire agreement and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit hereto or any Ancillary Documents, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

      13.8 Headings; Certain Terms. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably.

      13.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      13.10 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

      13.11 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

      13.12 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

      13.13 Transaction Taxes. The Shareholder shall pay any and all taxes imposed upon the sale of the Common Stock and transfer of ownership thereof.

      13.14 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

      13.15 Brokers and Finders. The Shareholder recognize that The March Group, LLC, Nashville, Tennessee (Mr. Tom Whitton, Paducah, Kentucky office) is the broker which brought about this transaction and the Shareholder shall be solely responsible for the payment of all fees and expenses of The March Group, LLC at the Closing. Each party represents and warrants there are no other brokers, finders or similar persons to whom compensation will be due or owing as a result of consummation of the transactions contemplated by this Agreement and each party hereby agrees to indemnify and hold the other party harmless against any such claims.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer thereunder duly authorized, on the date first above written.

CPS ENTERPRISES, INC.             CPS TRAILER COMPANY, INC.



By:                               By:
   -----------------------------     -------------------------------------------
   Charles P. Siebert, President     Charles P. Siebert, Chief Executive Officer

Selling Shareholder:



                                     -------------------------------------------
                                     Charles P. Siebert, Individually

Purchasers:                          BARCLAY PARTNERS, LLC


                                  By:
                                     -------------------------------------------
                                      William Merker, Manager

                                     REDSTONE CAPITAL CORPORATION


                                  By:
                                     -------------------------------------------
                                      Andrew A. Levy, President